UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a‑101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

IMPEL PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

IMPEL PHARMACEUTICALS INC.

201 Elliot Avenue, Suite 260

Seattle, WA 98119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 16, 2022

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Impel Pharmaceuticals Inc. (the “Annual Meeting”) will be held on Thursday, June 16, 2022 at 10:00 a.m. Pacific Time. We intend to hold our Annual Meeting virtually and you will be able to participate in the 2022 Annual Meeting and vote during the 2022 Annual Meeting via live webcast by visiting www.proxydocs.com/IMPL. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect two Class I directors, each to serve a three-year term until the 2025 annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 18, 2022 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. On or about April 26, 2022, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting and our 2021 Annual Report on Form 10‑K (the “Annual Report on Form 10-K”) to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.impelnp.com/investor-resources/contact-ir.

The stockholder list will also be available during the virtual meeting via www.proxydocs.com/IMPL.

Your vote as a Impel Pharmaceuticals Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Corporate Secretary at Corporatesecretary@impelnp.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at https://www.astfinancial.com/contact-us or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

Adrian Adams
Chairperson of the Board of Directors, Chief Executive Officer, and President

Seattle, Washington

April 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 16, 2022: the proxy statement and our Annual Report on Form 10‑K are available at www.proxydocs.com/IMPL. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

IMPEL PHARMACEUTICALS INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

IMPEL PHARMACEUTICALS INC.

201 Elliot Avenue, Suite 260

Seattle, WA 98119

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

April 26, 2022

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Impel Pharmaceuticals Inc. (“Impel Pharmaceuticals” or the “Company”) for use at Impel Pharmaceuticals' 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 16, 2022 at 10:00 a.m. Pacific Time. We intend to hold our Annual Meeting virtually and you will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.proxydocs.com/IMPL, and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.

We are making this proxy statement, the accompanying form of proxy and our Annual Report on Form 10‑K (the “Annual Report on Form 10-K”) for the year ended December 31, 2021 first available to stockholders on or about April 26, 2022. An electronic copy of this proxy statement and Annual Report on Form 10‑K are available at https://investors.impelnp.com/investor-resources/contact-irfinancial-information/sec-filings.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 26, 2022, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10‑K. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 18, 2022, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 18, 2022, 23,173,297 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the record date must be present or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the virtual Annual Meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 18, 2022, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 18, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 18, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two individuals nominated for election to the Board of Directors (the “Board of Directors”) at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast for or against at the Annual Meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, or the ratification of the appointment of Ernst & Young LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (“Proposal 1”) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 2”).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•
vote online at the Annual Meeting—attend the Annual Meeting online and follow the instructions posted at www.proxydocs.com/IMPL. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•
vote through the internet or by telephone—in order to do so, please follow the instructions shown on your proxy card or Notice of Internet Availability; or
•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Pacific Time, on June 15, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card or Notice of Internet Availability and vote each proxy card by telephone, through the internet or by mail. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:

•
delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
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signing and delivering a proxy bearing a later date;
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voting again through the internet or by telephone; or
•
attending and voting online at the Annual Meeting by following the instructions posted at www.proxydocs.com/IMPL (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•
view our proxy materials for the meeting through the internet;
•
instruct us to mail paper copies of our current or future proxy materials to you; and
•
instruct us to send our current or future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8‑K within four business days of the Annual Meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.impelnp.com/investor-resources/ corporate-governance/governance-highlights.

Board Composition and Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations to the Board of Directors with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and Chief Executive Officer are the same person, the chairperson schedules and sets the agenda for meetings of the Board of Directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. In addition, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by the Board of Directors from time to time.

Currently, the positions of Chief Executive Officer and Chair of our Board of Directors are held by Adrian Adams, and Dr. David Allison serves as the Lead Independent Director of our Board of Directors. Our board believes that combining the Chairperson and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Our Board of Directors believes that Mr. Adams' combined role of Chairman and President and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our Board of Directors.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at least quarterly at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee (the “Audit Committee”) assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures and certain corporate, cybersecurity, legal and regulatory risks. The Compensation Committee (the “Compensation Committee”) assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”) assists our Board of Directors in fulfilling its oversight responsibilities with respect to corporate governance and the management of certain corporate, legal and regulatory risks, including environmental, social and corporate governance matters.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market (the “Nasdaq Stock Market” or “Nasdaq”)), independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that David Allison, Tim Nelson, Ali Satvat, Diane Wilfong, Stewart Parker and Mahendra Shah, representing six of our seven incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.impelnp.com/investor-resources/contact-ircorporate-governance/governance-highlights.

Audit Committee

Our Audit Committee is composed of Ms. Parker, Dr. Shah, and Ms. Wilfong. Ms. Wilfong is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Wilfong is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

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selecting and hiring our independent registered public accounting firm;
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the qualifications, independence and performance of our independent auditors;
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the preparation of the audit committee report to be included in our annual proxy statement;
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our compliance with certain legal and regulatory requirements;
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assisting the Board of Directors with risk assessment and management, including cybersecurity risk management;
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our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
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reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Mr. Nelson, Dr. Allison and Dr. Shah. Mr. Nelson is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

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evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
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evaluating and recommending non-employee director compensation arrangements for determination by the Board of Directors;
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administering our cash-based and equity-based compensation plans; and
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overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Aon’s Human Capital Solutions practice a division of Aon plc, to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2021. Specifically, Aon was engaged to:

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provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
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review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;

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review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•
review market practices regarding base salary, bonus and equity programs.

Representatives of Aon met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2021, Aon worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee having reviewed the work performed and the independence criteria and has determined that Aon in its role as Compensation Committee advisor is independent and there are not conflicts of interest.

Nominating and Corporate Governance Committee

Our Nominating and Governance Committee is composed of Dr. Allison, Ms. Parker and Mr. Satvat. Mr. Satvat is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

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identifying, considering and recommending candidates for membership on our Board of Directors;
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overseeing the process of evaluating the performance of our Board of Directors; and
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advising our Board of Directors on corporate governance matters and certain corporate, legal and regulatory risks, including environmental, social and corporate governance matters.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial & Business Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules. The full text of our code of conduct and ethics is posted on the investor relations section of our website at https://investors.impelnp.com/investor-resources/contact-ircorporate-governance/governance-highlights.

Anti-hedging

We have adopted an Insider Trading Policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time been one of one of our officers or employees, and none of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2021. Prior to establishing the compensation committee, our full Board of Directors made decisions relating to the compensation of our officers.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2021, the Board of Directors held 13 meetings including telephonic meetings and acted by unanimous written consent 7 times; the Audit Committee held 5 meetings and did not act by unanimous written consent; the Compensation Committee held 13 meetings and acted by unanimous written consent 2 times; and the Nominating and Governance Committee did not hold any meetings nor act by unanimous written consent. During 2021, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Impel Pharmaceuticals Inc.

c/o Corporate Secretary

201 Elliot Avenue, Suite 260

Seattle, WA 98119

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12.1 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Impel Pharmaceuticals Inc., 201 Elliot Avenue, Suite 260, Seattle, WA 98119. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2023 and 2024, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Dr. Shah and Ms. Parker, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Mahendra G. Shah, Ph.D.(1)(2)	77	Class I Director
H. Stewart Parker(1)(3)	66	Class I Director

(1)
Member of our Audit Committee
(2)
Member of our Compensation Committee
(3)
Member of our Nominating and Governance Committee

Mahendra G. Shah, Ph.D. has served as a member of our Board of Directors since November 2016. Since March 2010, Dr. Shah has served in various roles with Vivo Capital, a healthcare focused investment firm, most recently as Senior Fellow. Dr. Shah is also the founder and executive chairman of Semnur Pharmaceuticals Inc. (acquired by Scilex Pharmaceuticals Inc.). Dr. Shah previously served as a board member of Soleno Therapeutics Inc., a biopharmaceutical company, from March 2018 to April 2019, Crinetics Pharmaceuticals Inc., a clinical stage pharmaceutical company, from October 2015 to January 2018, Homology Medicines, Inc., a genetic medicines company, from July 2017 to June 2019 and Aadi Bioscience Inc., a clinical-stage biopharmaceutical company, from February 2017 to August 2021. Since July 2016, Dr. Shah has served as a member of the board of directors of Verona Pharma PLC, a biopharmaceutical company. Dr. Shah also currently serves on the boards of directors of various private companies. Dr. Shah holds a Ph.D. in Pharmaceutical Sciences from St. John’s University and a B.S. and M.S. in Pharmacy from L.M. College of Pharmacy in Gujarat, India. We believe that Dr. Shah is qualified to serve on our Board of Directors because of his vast experience as a finance professional in the biomedical and pharmaceutical industries.

H. Stewart Parker has served as a member of our Board of Directors since May 2014. From March 2011 to June 2014, Ms. Parker served in various roles at the Infectious Disease Research Institute, including as its Chief Executive Officer, strategic advisor and a member of the board of directors. Since January 2009, Ms. Parker has also served as a Principal at Parker BioConsulting, a biotechnology consulting firm. Prior to that, Ms. Parker has also served in various roles of leadership at other biopharmaceutical companies since 1992, including as Chief Executive Officer of Targeted Genetics Corporation, a biopharmaceutical company. From August 2017to May 2021, Ms. Parker served on the board of directors of Achieve Life Sciences, Inc., a pharmaceutical company. Ms. Parker also served on the board of directors of Armata Pharmaceuticals, Inc. (formerly C3J Therapeutics, Inc.) from 2010 to December, 2020.. Since June 2014, Ms. Parker has served on the board of directors of Sangamo Therapeutics, Inc., a genomic therapies company. Ms. Parker also currently serves on the board of directors of various private companies. Ms. Parker holds a B.A. in Slavic Language & Literature and an M.B.A. in Finance and International Business from the University of Washington. We believe that Ms. Parker is qualified to serve on our Board of Directors because of her extensive experience in the life sciences industry and as a director of other public companies.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Adrian Adams	71	Class III Director
David Allison, Ph.D.(2)(3)	40	Class II Director
Timothy S. Nelson(2)	58	Class III Director
Ali Satvat(3)	44	Class II Director
Diane E. Wilfong(1)	60	Class III Director

(1)
Member of our Audit Committee
(2)
Member of our Compensation Committee
(3)
Member of our Nominating and Governance Committee

Adrian Adams has served as Chair of our Board of Directors since January 2020, and as our Chief Executive Officer and President since May 2020. Prior to serving as our Chief Executive Officer, from February 2016 to January 2019, Mr. Adams served as Chief Executive Officer of Aralez Pharmaceuticals Inc., a specialty pharmaceutical company, after the merger between Pozen, Inc. and Tribute Pharmaceuticals Canada, Inc., and as a member of the Aralez board of directors. From May 2015 to January 2016, Mr. Adams served as Chief Executive Officer and a member of the board of directors of Aralez's predecessor, Pozen, Inc. Prior to joining Pozen, Inc., Mr. Adams served as Chief Executive Officer and President of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from December 2011 until its acquisition by Endo International pie in January 2015. Prior to joining Auxilium, from September 2011 until November 2011, Mr. Adams served as Chairman and Chief Executive Officer of Neurologix, Inc. a biotechnology company. Before Neurologix, Mr. Adams served as President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., where he led the company through a strategic acquisition by global pharmaceutical leader Merck & Co., Inc. in May 2011. Prior to Inspire, Mr. Adams served as President and Chief Executive Officer of Sepracor, Inc. from December 2006 until February 2010, when it was acquired by Dainippon Sumitomo Pharma Co. Prior to Sepracor, Mr. Adams served as President and CEO of Kos Pharmaceuticals from April 2002 until November 2006, when it was acquired by Abbott Laboratories. Mr. Adams currently serves as the Chairman of the board of directors at AcelRx Pharmaceuticals, Inc., and Chairman of the board of directors at Akebia Therapeutics, Inc. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University in the United Kingdom. We believe that Mr. Adams is qualified to serve on our Board of Directors because of his experience as our Chief Executive Officer and his extensive corporate development experience in the pharmaceutical and biotechnology industries.

David Allison, Ph.D. has served as a member of our Board of Directors since June 2019. Dr. Allison has served as a Partner at 5AM Venture Management, LLC since July 2018, and was previously a Principal at 5AM Venture Management, LLC since August 2016. Dr. Allison previously served as a Principal at Versant Ventures from April 2014 to August 2016. Prior to Versant Ventures, Dr. Allison worked at Split Rock Partners as a Principal from August 2009 to August 2014, and at PTV Healthcare Capital as a Senior Associate from 2006 to 2009. Dr. Allison currently serves on the boards of directors of various private companies and as a Director and Audit Committee Member at CinCor Pharma, Inc. (NASDAQ: CINC). Dr. Allison received a Ph.D. in Bioengineering from Rice University and a B.S.E in Biomedical Engineering from The University of Iowa. We believe that Dr. Allison is qualified to serve on our Board of Directors based on his expertise in corporate governance, financing and financial matters and his investment experience in the health care industry.

Timothy S. Nelson has served on our Board of Directors since February 2017. Mr. Nelson also serves on the board of directors of Dermavant, a private biopharmaceutical company, since April 2019. Mr. Nelson previously served on the boards of directors of SurModics, Inc. a medical technologies company, from February 2014 to March 2015, and of MAP Pharmaceuticals, Inc., a development stage neurological company, from April 2005 to March 2013. Mr. Nelson has also served on the board of Xoc Pharmaceuticals, a private biotechnology company, from January 2018 to September 2020 and Civitas Therapeutics, Inc., a private pharmaceutical company, from December 2013 to October 2014. Mr. Nelson served as President and CEO of MAP Pharmaceuticals from 2005 to 2013 and held various senior executive positions with DURECT Corp . from 1998 to 2005. Prior to that, Mr. Nelson also held various senior management positions at other life sciences companies, including Medtronic plc, a multinational medical device company. Mr. Nelson holds a Bachelor of Chemical Engineering from the University of Minnesota and a Master of Management with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Nelson is qualified to serve on our Board of Directors because of his extensive experience in the pharmaceuticals industry and as a director of a public company.

Ali Satvat has served as a member of our Board of Directors since December 2018. Mr. Satvat joined Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, "KKR") in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR's

Americas Private Equity platform, and Global Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee for KKR's Americas Private Equity platform and chairs the Investment Committee for KKR Health Care Strategic Growth. Mr. Satvat has served as a member of the boards of directors of numerous privately held and public companies, including Coherus BioSciences, Inc. since May 2014, BridgeBio Pharma, Inc. since March 2016, Eidos Therapeutics, Inc. from June 2018 through January 2021, and PRA Health Sciences, Inc. from September 2013 through April 2018. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, where he focused on health care private equity and growth equity investments from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, Audax Group, and The Blackstone Group. Mr. Satvat holds an A.B. in History and Science from Harvard College and a M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat previously served as a member of the board of directors of the Healthcare Private Equity Association. We believe Mr. Satvat is qualified to serve on our Board of Directors because of his extensive investment and board experience with public and private companies in the health care industry.

Diane E. Wilfong has served as a member of our Board of Directors since September 2019. Since February 2016, Ms. Wilfong has served as Senior Vice President, Controller and Chief Accounting Officer at Gilead Sciences, Inc., a biotechnology company. From November 2014 to February 2016, Ms. Wilfong served as Vice President, Controller and Principal Accounting Officer at Computer Sciences Corporation, a technology company. Prior to that, Ms. Wilfong held various finance roles at other companies since 1983. Ms. Wilfong, a certified public accountant since 1985, holds a B.S.B.A. in Accounting from the Kenan-Flagler Business School, University of North Carolina at Chapel Hill. We believe that Ms. Wilfong is qualified to serve on our Board of Directors because of her vast experience as a finance professional in the technology and biotechnology industries.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Board Diversity Matrix

Each of the standing committees of our Board of Directors has diverse representation. In addition, on our Board of Directors there are [no] directors who hold medical doctorates, two directors who hold doctorates in scientific fields and two directors who hold a masters in business administration. The table below provides certain highlights of the composition of our Board of Directors as of the date of this Proxy Statement. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1		—	—
Did Not Disclose Demographic Background	—	2	—	—

Non-Employee Director Compensation

Following our initial public offering in April 2021, our non-employee directors received the following compensation pursuant to a program adopted by our Board of Directors, which was paid quarterly in arrears and was pro-rated for partial quarters served:

•
Cash Compensation. The program provides an annual cash retainer of $40,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $35,000, if not an Executive; the Chair of our Audit, Compensation and Nominating and Governance Committees receive an additional annual payment of $15,000, $12,000 and $10,000 respectively; and the members of our Audit, Compensation and Nominating and Governance Committees receive an additional annual payment of $7,500, $6,000 and $5,000, respectively.

•
Equity Compensation. Each new, non-employee director who joins our Board of Directors will receive an initial option grant for the purchase shares our common stock equal to 0.069% of our fully-diluted common stock upon election to our Board of Directors. This initial grant will vest over three years, with 1/3 vesting on the first anniversary of the grant and in equal monthly installments thereafter, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director’s continued service through each applicable vesting date. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant for the purchase shares of our common stock equal to 0.046% of our fully-diluted common stock, or such other amount as determined by our Board of Directors. Each annual grant will vest on the one-year anniversary of the date of grant, such that the annual grant will become fully vested and exercisable on the one-year anniversary of the date of grant, subject to the director’s continued service through the vesting date. Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2021. Mr. Adams and Mr. Hoekman did not receive any compensation for their services as a director during 2021, while also serving as our Chief Executive Officer and Chief Scientific Officer, respectively. Mr. Hoekman resigned from our Board of Directors in April 2021. Please see the section entitled “Executive Compensation—Summary Compensation Table” for a summary of payments made to Mr. Adams.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
David Allison, Ph.D.	$52,198	$75,210	$—	$127,408
Robert Mittendorff, M.D.(2)	—	—	—	—
Timothy S. Nelson	45,027	75,210	78,000	198,237
H. Stewart Parker	48,475	75,210	—	123,685
Aaron Royston, M.D. (2)	—	—	—	—
Ali Satvat	34,341	—	—	34,341
Mahendra G. Shah, Ph.D.	36,745	75,210	—	111,955
Diane E. Wilfong	47,088	75,210	—	122,298

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2021 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 10 to our financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of stock options held by each non-employee director as of December 31, 2021, see the table below.
(2)
Resigned from our Board of Directors in April 2021.

Option
Name	Awards
David Allison, Ph.D.	11,500
Robert Mittendorff, M.D.(1)	—
Timothy S. Nelson	110,697
H. Stewart Parker	86,343
Aaron Royston, M.D.(1)	—
Ali Satvat	—
Mahendra G. Shah, Ph.D.	11,500
Diane E. Wilfong	42,856

(1)
Resigned from our Board of Directors in April 2021.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2022. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2021 and 2020. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2021 and 2020.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2021	Fiscal Year 2020
Audit fees(1)	$871,000	$1,752,000
Audit-related fees(2)	—	—
Tax fees	12,000	15,000
All other fees(3)	—	—
Total fees	$883,000	$1,767,000

(1)
“Audit fees” fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements. Included in the 2020 audit fees is $1,352,000 of fees billed in connection with the completion of our April 2021 initial public offering.
(2)
There were no “Audit-related fees” for fiscal years 2021 and 2020.
(3)
There were no other fees incurred in 2021 or 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited financial statements as of and for the year ended December 31, 2021. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2021 be included in our Annual Report on Form 10‑K for the year ended December 31, 2021 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Diane E. Wilfong, Chair

H. Stewart Parker

Mahendra G. Shah, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:

•
each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•
each of our directors or director nominees;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 23,173,297 shares of our common stock outstanding on March 31, 2022. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Impel Pharmaceuticals Inc., 201 Elliot Avenue, Suite 260, Seattle, WA 98119.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% Stockholders
5AM Ventures V, LP (1)	2,884,791	12.5%
KKR Iris Investors LLC (2)	3,802,638	16.4%
Norwest Venture Partners XIV, LP (3)	3,077,198	13.3%
venBio Global Strategic Fund II, LP (4)	2,759,791	11.9%
Vivo Capital LLC (5)	2,884,789	12.5%
Directors and Named Executive Officers:
Adrian Adams (6)	442,774	1.9%
John Leaman (7)	196,018	*
Leonard Paolillo (8)	50,554	*
David Allison	-	*
Timothy S. Nelson (9)	95,011	*
H. Stewart Parker (10)	94,994	*
Ali Satvat	-	*
Mahendra Shah	-	*
Diane Wilfong (11)	20,904	*
All executive officers and directors as a group (11 persons)	1,537,626	6.3%

* Represents beneficial ownership of less than one percent.

(1)
Based solely on a Schedule 13G filed with the SEC on May 7, 2021. Represents (i) 2,309,791 shares of common stock held by 5AM Ventures V, L.P., or 5AM Ventures V and (ii) and 575,000 shares of Common Stock held by 5AM Opportunities I, L.P., or Opportunities. David Allison, a member of our board of directors, is a partner at 5AM Venture Management, LLC and has no voting or dispositive power over the shares held by 5AM Ventures V, LLC or Partners V. Andrew Schwab, Kush Parmar and Scott Rocklage are the managing members of Partners V, which is the sole general partner of 5AM Ventures V. 5AM Opportunities I (GP), LLC , or Opportunities GP, serves as the sole general partner of Opportunities. Messrs. Schwab and Parmar are managing members of Opportunities GP. Messrs. Schwab, Parmar and Rocklage may be deemed to share voting and dispositive power over the shares held by 5AM Ventures V and Opportunities. The address of 5AM Venture Management, LLC and its affiliates is 501 2nd Street, Suite 350, San Francisco, California 94107.
(2)
Based solely on a Schedule 13D filed with the SEC on May 7, 2021. Represents 3,802,638 shares of common stock held by KKR Iris Investors LLC, or KKR Iris. Each of KKR Health Care Strategic Growth Fund L.P. (as the managing member of KKR Iris); KKR Associates HCSG L.P. (as the general partner of KKR Health Care Strategic Growth Fund L.P.); KKR HCSG GP LLC (as the general partner of KKR Associates HCSG L.P.); KKR Group Partnership L.P. (as the sole member of KKR HCSG GP LLC); KKR Group Holdings Corp. (as the general partner of KKR Group Partnership L.P.); KKR & Co. Inc. (as the sole shareholder of KKR Group Holdings Corp.); KKR Management LLP (as the Series I preferred stockholder of KKR & Co. Inc.); and Messrs. Henry R. Kravis and George R. Roberts (as the founding partners of KKR Management LLP) may be deemed to share voting and dispositive power over the shares held by KKR Iris. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(3)
Based solely on a Schedule 13G filed with the SEC on August 10, 2021. Represents 3,077,198 shares of common stock held by Norwest Venture Partners XIV, LP, or Norwest XIV. Genesis VC Partners XIV, LLC, or Genesis XIV, is the general partner of Norwest XIV and may be deemed to have sole voting and dispositive power over the shares held by Norwest XIV. NVP Associates, LLC, or NVP Associates, is the managing member of Genesis XIV. Promod Haque, Jeffrey Crowe and Jon E. Kossow, the co-chief executive officers of NVP Associates, may be deemed to share voting and dispositive power over the shares held by Norwest XIV. Each of such individuals, together with NVP Associates and Genesis XIV, disclaims beneficial ownership over the shares held by Norwest XIV except to the extent of their pecuniary interest therein. The address of Norwest is 525 University Avenue, Suite 800, Palo Alto, California 94301.
(4)
Based solely on a Schedule 13G filed with the SEC on May 7, 2021. Represents 2,759,791 shares of common stock held by venBio Global Strategic Fund II, L.P., or venBio II. venBio Global Strategic GP II, Ltd., or venBio Ltd., is the general partner of venBio Global Strategic GP II, L.P., or venBio L.P., which is the general partner of VenBio II. Corey Goodman and Robert Adelman are the directors of venBio Ltd. and may be deemed to share voting and dispositive power over the shares held by venBio II. Each of such individuals, together with venBio Ltd. and venBio L.P., disclaims beneficial ownership over the shares held by venBio II except to the extent of their pecuniary interest therein. The address of venBio is 1700 Owens Street, Suite 595, San Francisco, California 94158.
(5)
Based solely on a Schedule 13G filed with the SEC on May 6, 2021. Represents (i) 2,535,115 shares of common stock held by Vivo Capital Fund VIII, L.P., or Vivo VIII, and (ii) 349,674 shares of common stock held by Vivo Capital Surplus Fund VIII, L.P., or Vivo Surplus. Mahendra Shah, a member of our board of directors, is a Senior Fellow of Vivo Capital LLC and has no voting or dispositive power over the shares held by each of Vivo VIII or Vivo Surplus. Frank Kung, Edgar Engleman and Shan Fu, Jack Nielsen and Michael Chang are the managing members of Vivo Capital VIII, LLC, or Vivo LLC, which is the general partner of each of Vivo VIII and Vivo Surplus. Messrs. Kung, Engleman, Fu, Nielsen and Chang may be deemed to share voting and dispositive power over the shares held by each of Vivo VIII and Vivo Surplus. Each of such individuals disclaims beneficial ownership over the shares held by each of Vivo VIII and Vivo Surplus except to the extent of their pecuniary interest therein. The address of the each of Vivo VIII and Vivo Surplus is 192 Lytton Avenue, Palo Alto California 94301.
(6)
Represents (i) 20,000 shares of common stock, and (ii) 422,774 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(7)
Represents 196,018 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(8)
Represents 50,554 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(9)
Represents 95,011 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(10)
Represents (i) 20,151 shares of common stock, and (ii) 74,843 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(11)
Represents 20,904 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2022:

Name	Age	Position(s)
Adrian Adams	71	Chairman of the Board, Chief Executive Officer and President
John Hoekman, Ph.D.	41	Chief Technology and Development Officer
John Leaman, M.D.	49	Chief Financial & Business Officer
Stephen Shrewsbury, M.B. ChB.	65	Chief Medical Officer
Leonard S. Paolillo	44	Chief Commercial Officer

Adrian Adams has served as our Chief Executive Officer and President since May 2020 and as Chair of the Board of Directors since January 2020. Mr. Adams' biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors—Continuing Directors.”

John Hoekman, Ph.D., our co-founder, has served as our Chief Technology and Development Officer since April 2021, and prior to that as our Chief Scientific Officer from July 2008 to April 2021. Prior to co-founding our company, Dr. Hoekman was a researcher at the Alzheimer’s Research Center in St. Paul, Minnesota from April 2004 to June 2006. From 2008 to 2021, Mr. Hoekman served as a member of our Board of Directors prior to our initial public offering. Dr. Hoekman holds a B.S. in Physics from the University of Minnesota and a Ph.D. in Pharmaceutics from the University of Washington.

John H. Leaman, M.D., has served as our Chief Financial & Business Officer since June 2019. From October 2017 to March 2019, Dr. Leaman served as the Chief Financial & Business Officer and Head of Corporate Development at Selecta Biosciences Inc. From June 2016 to September 2017, he served as Head of Corporate Development at InfaCare Pharmaceutical Corp., a specialty pharmaceutical company, until it was acquired by Mallinckrodt plc. in September 2017. From August 2014 to March 2016, Dr. Leaman was the Chief Financial & Business Officer of Medgenics Inc. He also previously held senior roles at Shire plc. and Devon Park Bioventures, a venture capital fund targeting investments in therapeutics companies, and began his career serving a range of life sciences companies as an Associate Principal at McKinsey & Company. He received an M.D. from the Perelman School of Medicine at the University of Pennsylvania, an M.B.A. from the Wharton School at the University of Pennsylvania, a B.A. in psychology, philosophy and physiology from Oriel College, University of Oxford while completing a Rhodes Scholarship, and a B.S. in biology from Elizabethtown College.

Leonard S. Paolillo has served as our Chief Commercial Officer since March 2021. Prior to that, Mr. Paolillo served from August 2019 to February 2021 as Executive Vice President and Chief Commercial Officer of Kyowa Kirin Inc., the North American affiliate of Kyowa Kirin Co. Ltd., a global specialty pharmaceutical company based in Tokyo, as well as in other roles from March 2014 to July 2019. Prior, from May 2011 to January 2014 he served as senior director of sales at Warner Chilcott Pharmaceuticals where he led the women’s healthcare, osteoporosis and urology sales forces. Mr. Paolillo began his healthcare career at EURO RSCG LIFE LM&P, a full-service healthcare advertising agency, before joining Warner Chilcott in March 2003, and holds a B.S. in business administration from Manhattan College.

Stephen Shrewsbury, M.B. ChB., has served as our Chief Medical Officer since March 2017. Prior to that, Dr. Shrewsbury was the Executive Vice President, Development, and Chief Medical Officer at Fortuna Fix Inc., a clinical biotechnology company, from June 2016 to December 2016. From April 2013 to June 2016, Dr. Shrewsbury was the Chief Medical Officer and Senior Vice President, Clinical Development of Aquinox Pharmaceuticals Inc., a pharmaceutical company focused on treating inflammation, inflammatory pain, and blood cancers. Prior to that, Dr. Shrewsbury served in executive positions at various other pharmaceutical companies, including MAP Pharmaceuticals, Inc., AVI BioPharma, Inc. and Adamas Pharmaceuticals. Dr. Shrewsbury holds an M.B. ChB. from the University of Liverpool, an MRCGP from the Royal College of General Practitioners and a Diploma in Pharmaceutical Medicine from the Royal College of Physicians.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2021 and 2020 (except for Leonard Paolillo, who became a named executive officer for the first time in 2021 and, therefore, the table includes only information for the year ended December 31, 2021). These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2021, were:

•
Adrian Adams, our Chairman of the Board, Chief Executive Officer and President;
•
John Leaman, M.D., our Chief Financial & Business Officer; and
•
Leonard S. Paolillo, our Chief Commercial Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the years ended December 31, 2021 and 2020:

				Non-equity
				incentive plan		Option	Stock	All other
			Bonus	compensation		awards	Awards	compensation		Total
Name and principal position	Year	Salary ($)	($)	($)(3)		($)(1)	($)(2)	($)		($)
Adrian Adams	2021	525,172	—	431,250		529,300	933,000	—		2,418,722
Chief Executive Officer and President	2020	266,041	—	95,544	(4)	3,348,910	—	15,330	(5)	3,725,825

John Leaman	2021	434,365	300,000	230,000		529,300	569,151	—		2,062,816
Chief Financial & Business Officer	2020	415,231	—	123,463		—	—	—		538,694

Leonard Paolillo	2021	305,240	35,000	156,456		1,297,082	466,500	—		2,260,278
Chief Commercial Officer

(1)
Amounts represent the aggregate grant date fair value of the stock options awarded to the named executive officer during 2021 and 2020 in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 10 of the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.. Such grant-date fair market value does not take into account any estimated forfeitures related to service-based vesting conditions.
(2)
This column represents the aggregate grant date fair value computed in accordance ASC 718 for all stock awards granted in 2021, which includes PSUs and RSUs. The assumptions used in calculating the grant date fair value of the stock options reported in the Stock Awards column are set forth in Note 10 of the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Such grant-date fair market value does not take into account any estimated forfeitures related to service-based and performance vesting conditions.
(3)
The amounts reported reflect the annual performance-based cash bonus amounts awarded to our named executive officers for their service in 2021. For additional information regarding the non-equity incentive plan compensation, see “—Non-Equity Incentive Plan Compensation.”
(4)
Mr. Adams declined in full the non-equity incentive plan compensation he was entitled to for 2020.
(5)
This amount reflects the compensation that Mr. Adams received for his service as a non-employee director prior to his appointment to the additional role of President and Chief Executive Officer. Since becoming our Chief Executive Officer, Mr. Adams has not received any compensation in his capacity as a director.

Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives.

For the 2021 bonuses, the target annual bonuses for Mr. Adams, Dr. Leaman and Mr. Paolillo were equal to 60%, 40% and 40%, respectively, of their respective annual base salaries. In January 2022, based on the achievement of corporate performance objectives, our Board of Directors determined to award bonuses for 2021 equal to 125% of each of Mr. Adams, Dr. Leaman and Mr. Paolillo’s target bonuses, as set forth in the table above.

2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2021.

	Option Awards						Stock Awards
			Number of	Number of
			securities	securities
			underlying	underlying	Option		Number of
			unexercised	unexercised	exercise	Option	shares of stock	Market value of
	Grant		options	options	price	expiration	that have not	shares that have
Name	date		exercisable	unexercisable	($)	date	vested (#)	not vested ($)*
Adrian Adams	1/23/2020	(1)	28,181	30,631	8.19	1/23/2030	—	—
	5/4/2020	(1)	283,162	432,196	7.86	5/4/2030	—	—
	2/9/2021	(2)	—	21,376	11.47	2/9/2031	—	—
	7/20/2021	(2)	5,208	44,792	12.16	7/20/2031	—	—
	12/7/2021	(3)	—	—	—	—	100,000	863,000

John Leaman	6/24/2019	(2)	146,983	88,190	6.72	6/24/2029	—	—
	2/9/2021	(2)	—	21,376	11.47	2/9/2031	—	—
	7/20/2021	(2)	5,208	44,792	12.16	7/20/2031	—	—
	10/19/2021	(4)	—	—	—	—	10,571	91,228
	12/7/2021	(3)	—	—	—	—	50,000	431,500

Leonard Paolillo
	3/18/2021	(2)	—	140,472	13.76	3/18/2031	—	—
	7/20/2021	(2)	3,125	26,875	12.16	7/20/2031	—	—
	12/7/2021	(3)	—	—	—	—	50,000	431,500

* Market value of shares that have not vested is based on $8.63 per share (the closing price of our common stock as reported by Nasdaq Stock Market on December 31, 2021).

(1)
1/4th of the option will vest on the one-year anniversary of the vesting commencement date and an additional 1/48th will vest monthly thereafter.
(2)
1/4th of the option vested on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter.
(3)
Represent performance stock unit (PSU) awards made to the executive officers which will be earned and vested and converted into actual shares of the Company’s common stock based on the Company’s attainment of certain performance goals measured over the completion of two-year performance periods ending December 31, 2022, and December 31, 2023. Each award reflects a target number of shares (“Target Shares”) that may be issued to the award recipient. Whether units are earned at the end of the performance period will be determined based on the achievement of certain revenue targets over the performance period. The PSUs also include a performance objective relating to total shareholder return (“TSR”). TSR reflects the change in the value of the Company’s common stock over each performance period. Depending on the revenue achieved and the TSR during the two-year performance periods, the actual number of shares that a grant recipient receives at the end of the performance period may range from 0% to 125% of the Target Shares granted for the 2022 performance period and 0% to 150% of the Target Shares granted for the 2023 performance period.
(4)
The RSUs vest as to 100% of the total shares on December 31, 2022, subject to the reporting person's continuation of employment on such vesting date.

Employment Agreements

Each of our current named executive officers is employed at-will and their compensation is reviewed periodically and subject to the discretion of our Board of Directors and compensation committee.

In April 2021, we entered into employment agreements with each of our named executive officers, as described below.

Adrian Adams

Our employment agreement with Mr. Adams provides for an annual base salary of $575,000. Mr. Adams is also entitled to reimbursement in an annual amount not to exceed $55,000 for reasonable expenses for travel between his home and Seattle, Washington, which amount will be grossed up for any applicable income taxes. Pursuant to Mr. Adams’ employment agreement, he is eligible to earn an annual target cash bonus equal to 60% of Mr. Adams’ base salary, and he is eligible to participate in our employee benefit plans, including health insurance, at the same level as our other similarly situated executives.

John Leaman

Our employment agreement with Dr. Leaman provides for an annual base salary of $440,000. Pursuant to Dr. Leaman’s employment agreement, he is eligible to earn an annual target cash bonus equal to 40% of Dr. Leaman’s base salary, and he is eligible to participate in our employee benefit plans, including health insurance, at the same level as our other similarly situated executives.

Leonard Paolillo

Our employment agreement with Mr. Paolillo provides for an annual base salary of $410,000. Pursuant to Mr. Paolillo’s employment agreement, he is eligible to earn an annual target cash bonus equal to 40% of Mr. Paolillo’s base salary, and he is eligible to participate in our employee benefit plans, including health insurance, at the same level as our other similarly situated executives.

Potential Payments upon an Involuntary Termination or Corporate Transaction

Our named executive officers’ employment agreements provide for the benefits described below upon a termination, a ‘corporate transaction’ (as defined in the applicable employment agreement), or a termination upon or within 12 months following a corporate transaction, as applicable.

Adrian Adams

Pursuant to Mr. Adams’ employment agreement, if Mr. Adams is subject to a termination without cause or if he resigns for good reason (each, as defined in Mr. Adams’ employment agreement) absent a corporate transaction, then Mr. Adams will be entitled to receive, subject to execution of a general release of claims, (i) 12 months of his base salary, (ii) continuation of his existing medical, dental, and/or life insurance benefits under COBRA for up to 12 months, to be paid on our regular payroll dates in accordance with our regular payroll schedule, (iii) a lump sum cash payment equal to a pro-rated portion of Mr. Adams’ target bonus amount, payable when such bonuses are paid to other participants in our bonus program and (iv) 12 months of vesting acceleration of his outstanding unvested equity, provided that equity that vests based on performance criteria will be governed solely by the applicable award agreements.

Pursuant to Mr. Adams’ employment agreement, if Mr. Adams is subject to a termination without cause or if he resigns for good reason upon or within 12 months following a corporate transaction (as defined in Mr. Adams’ employment agreement), Mr. Adams will be entitled to receive, subject to execution of a general release of claims (i) 18 months of his base salary, (ii) his full target bonus, (iii) continuation of his existing medical, dental, and/or life insurance benefits under COBRA for up to 18 months, paid on our regular payroll dates in accordance with our regular payroll schedule, (iv) a lump sum cash payment equal to a pro-rated portion of Mr. Adams’ target bonus amount, payable when such bonuses are paid to other participants in our bonus program and (v) full vesting acceleration of his outstanding unvested equity. Pursuant to Mr. Adams’ employment agreement, if, in connection with a corporation transaction, any of Mr. Adams’ outstanding equity will not be continued, assumed, converted, replaced, or substituted by any successor entity, then all time- and service-based vesting conditions applicable to such equity will be accelerated in full and any performance-based vesting conditions will be deemed to be met at target, as of the date of such corporate transaction.

John Leaman

Pursuant to Dr. Leaman’s employment agreement, if Dr. Leaman is subject to a termination without cause or if he resigns for good reason (each, as defined in Dr. Leaman’s employment agreement) absent a corporate transaction, then Dr. Leaman will be entitled to receive, subject to execution of a general release of claims, (i) nine months of his base salary and (ii) continuation of his existing medical, dental, and/or life insurance benefits under COBRA for up to nine months, to be paid on our regular payroll dates in accordance with our regular payroll schedule.

Pursuant to Dr. Leaman’s employment agreement, if Dr. Leaman is subject to a termination without cause or if he resigns for good reason upon or within 12 months following a corporate transaction (as defined in Dr. Leaman’s employment agreement), Dr. Leaman will be entitled to receive, subject to execution of a general release of claims, (i) 12 months of his base salary, (ii) his full target bonus, (iii) and continuation of his existing medical, dental, and/or life insurance benefits under COBRA for up to 12 months, paid on our regular payroll dates in accordance with our regular payroll schedule, (iv) a lump sum cash payment equal to a pro-rated portion of Dr. Leaman’s target bonus amount, payable when such bonuses are paid to other participants in our bonus program and (v) full vesting acceleration of his outstanding unvested equity. Pursuant to Dr. Leaman’s employment agreement, if, in connection with a corporation transaction, any of Dr. Leaman’s outstanding equity will not be continued, assumed, converted, replaced, or substituted by any successor entity, then all time- and service-based vesting conditions applicable to such equity will be accelerated in full and any performance-based vesting conditions will be deemed to be met at target, as of the date of such corporate transaction.

Leonard Paolillo

Pursuant to Mr. Paolillo’s employment agreement, if Mr. Paolillo is subject to a termination without cause or if he resigns for good reason (each, as defined in Mr. Paolillo’s employment agreement) absent a corporate transaction, then Mr. Paolillo will be entitled to receive, subject to execution of a general release of claims, (i) nine months of his base salary and (ii) continuation of his existing medical, dental, and/or life insurance benefits under COBRA for up to nine months, to be paid on our regular payroll dates in accordance with our regular payroll schedule.

Pursuant to Mr. Paolillo’s employment agreement, if Mr. Paolillo is subject to a termination without cause or if he resigns for good reason upon or within 12 months following a corporate transaction (as defined in Mr. Paolillo’s employment agreement), Mr. Paolillo will be entitled to receive, subject to execution of a general release of claims, (i) 12 months of his base salary, (ii) his full target bonus, (iii) continuation of his existing medical, dental, and/or life insurance benefits under COBRA for up to 12 months, paid on our regular payroll dates in accordance with our regular payroll schedule, (iv) a lump sum cash payment equal to a pro-rated portion of Mr. Paolillo’s target bonus amount, payable when such bonuses are paid to other participants in our bonus program and (v) full vesting acceleration of his outstanding unvested equity. Pursuant to Mr. Paolillo’s employment agreement, if, in connection with a corporation transaction, any of Mr. Paolillo’s outstanding equity will not be continued, assumed, converted, replaced, or substituted by any successor entity, then all time- and service-based vesting conditions applicable to such equity will be accelerated in full and any performance-based vesting conditions will be deemed to be met at target, as of the date of such corporate transaction.

401(k) Plan

We sponsor a retirement savings plan established in January 1, 2018 that is intended to qualify for favorable tax treatment under Section 401(a) of the IRC, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the IRC. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the IRC. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. The plan provides for employer safe harbor matching contributions equal to 100% of an employee’s salary deferrals that do not exceed 4% of the employee’s compensation. An employee’s interest in his or her deferrals and safe harbor matching contributions is 100% vested when contributed.

Other Benefits

Our named executive officers, if and while employed by us, are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

	Number of securities	Weighted-average	Number of securities
	to be issued upon	exercise price	remaining available
	exercise of	of outstanding	for future issuance
	outstanding options,	options, warrants	under equity
Plan category	warrants and rights (1)	and rights	compensation plans (2)
Equity compensation plans approved by security holders	3,926,171 (3)	$7.95	1,402,719
Equity compensation plans not approved by security holders	—	—	—
Total	3,926,171	$7.95	1,402,719

(1)
Includes our 2008 Equity Incentive Plan (“2008 EIP”), 2018 Equity Incentive Plan (“2018 EIP”) and our 2021 Equity Incentive Plan (“2021 EIP”). Excludes purchase rights accruing under our 2021 Employee Stock Purchase Plan (“2021 ESPP”).
(2)
There are no shares of common stock available for issuance under our 2008 EIP or 2018 EIP, but the plans continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2008 EIP or 2018 EIP that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2021 EIP. In addition, the 2021 EIP provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 5.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) an amount as approved by the board each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2021 Plan increased by 1,156,153 shares on January 1, 2022. Also, the 2021 ESPP provides for an automatic annual increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 1.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (2) a lesser amount as approved by the Board each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2021 ESPP increased by 231,230 shares on January 1, 2022.
(3)
Included in this amount is the number of shares of common stock that may be issued under each of the PSUs and RSUs outstanding as of December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors-Director Compensation,” respectively, below we describe the transactions to which we were a party since January 1, 2020, in which the amount involved exceeded the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest.

Convertible Notes Financing

In March 2021, we issued convertible promissory notes to various investors for an aggregate amount of $7.5 million. The notes bear interest at a rate of 5.0% per annum and mature on the earlier of (a) December 31, 2021 and (b) a change of control. The notes automatically converted into shares of our common stock upon our initial public offering (“IPO”) at 90% of the initial public offering price of $15.00.

The following table summarizes the convertible promissory notes purchased by members of our Board of Directors or their affiliates and holders of more than 5% of our outstanding capital stock:

Name of Stockholder	Principal Amount of Convertible Notes ($)
KKR Iris Investors LLC(1)	1,591,072
5AM Ventures V, L.P.(2)	1,359,799
venBio Global Strategic Fund II, L.P.(3)	1,359,799
Entities affiliated with Vivo Capital LLC(4)	1,359,799
Norwest Venture Partners XIV, LP(5)	1,325,893

(1)
KKR Iris holds more than 5% of our outstanding capital stock. Ali Satvat, a member of our Board of Directors, is a partner at Kohlberg Kravis Roberts & Co. L.P.
(2)
5AM Ventures holds more than 5% of our outstanding capital stock. David Allison, Ph.D., a member of our Board of Directors, is a partner at 5AM Venture Management, LLC.
(3)
venBio Strategic Fund holds more than 5% of our outstanding capital stock. Aaron Royston, M.D., was a member of our Board of Directors until our IPO and is a partner at venBio Partners LLC, an affiliate of venBio Strategic Fund.
(4)
Consists of notes purchased by Vivo VIII and Vivo Surplus, which collectively hold more than 5% of our outstanding capital stock. Vivo Capital VIII, LLC is the general partner of Vivo VIII and Vivo Surplus. Mahendra Shah, Ph.D., a member of our Board of Directors, is a managing director at Vivo Capital LLC, an affiliate of Vivo Capital VIII, LLC.
(5)
Norwest Venture Partners holds more than 5% of our outstanding capital stock. NVP Associates, LLC is the managing member of Genesis VC Partners XIV, LLC, which is the general partner of Norwest Venture Partners. Robert Mittendorff, M.D., was a member of our Board of Directors until our IPO and was a partner at Norwest Venture Partners from 2012 until March 2021. Dr. Mittendorff currently serves as a consultant to Norwest Venture Partners.

Insider Participation in Initial Public Offering

Certain of our principal stockholders and their affiliated entities, including stockholders affiliated with certain of our directors, purchased an aggregate of 3,525,000 shares of our common stock in our IPO on April 27, 2021 at the initial public offering price of $15.00 per share. The following table summarizes the shares of common stock purchased by our executive officers, members of our Board of Directors or their affiliates and holders of more than 5% of our outstanding capital stock:

Name of Stockholder	Shares of Common Stock	Total purchase price ($)
KKR Iris Investors LLC(1)	1,100,000	16,500,000
5AM Ventures V, L.P.(2)	575,000	8,625,000
venBio Global Strategic Fund II, L.P.(3)	450,000	6,750,000
Entities affiliated with Vivo Capital LLC(4)	575,000	8,625,000
Norwest Venture Partners XIV, LP(5)	825,000	12,375,000

(1)
KKR Iris holds more than 5% of our outstanding capital stock. Ali Satvat, a member of our Board of Directors, is a partner at Kohlberg Kravis Roberts & Co. L.P.

(2)
5AM Ventures holds more than 5% of our outstanding capital stock. David Allison, Ph.D., a member of our Board of Directors, is a partner at 5AM Venture Management, LLC.
(3)
venBio Strategic Fund holds more than 5% of our outstanding capital stock. Aaron Royston, M.D., was a member of our Board of Directors until our IPO and is a partner at venBio Partners LLC, an affiliate of venBio Strategic Fund.
(4)
Consists of shares purchased by Vivo VIII and Vivo Surplus, which collectively hold more than 5% of our outstanding capital stock. Vivo Capital VIII, LLC is the general partner of Vivo VIII and Vivo Surplus. Mahendra Shah, Ph.D., a member of our Board of Directors, is a managing director at Vivo Capital LLC, an affiliate of Vivo Capital VIII, LLC.
(5)
Norwest Venture Partners holds more than 5% of our outstanding capital stock. NVP Associates, LLC is the managing member of Genesis VC Partners XIV, LLC, which is the general partner of Norwest Venture Partners. Robert Mittendorff, M.D., was a member of our Board of Directors until our IPO and was a partner at Norwest Venture Partners from 2012 until March 2021. Dr. Mittendorff currently serves as a consultant to Norwest Venture Partners.

Insider Participation in Public Offering

Certain of our principal stockholders and their affiliated entities, including stockholders affiliated with certain of our directors, purchased an aggregate of 333,333 shares of our common stock in a public offering on September 9, 2021 at the public offering price of $15.00 per share. The following table summarizes the shares of common stock purchased by our executive officers, members of our Board of Directors or their affiliates and holders of more than 5% of our outstanding capital stock:

Name of Stockholder	Shares of Common Stock	Total purchase price ($)
KKR Iris Investors LLC(1)	333,333	4,999,995

(1)
KKR Iris holds more than 5% of our outstanding capital stock. Ali Satvat, a member of our Board of Directors, is a partner at Kohlberg Kravis Roberts & Co. L.P.

Indemnification Agreements

In connection with our initial public offering in April 2021, we entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our restated certificate of incorporation and our restated bylaws will require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest.

The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the audit committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Impel Pharmaceuticals Inc., 201 Elliot Avenue, Suite 260, Seattle, WA 98119.

To be timely for our company’s annual meeting of stockholders to be held in 2023 (2023 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on March 3, 2023 and not later than the close of business on April 2, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2023 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a‑8 under the Exchange Act and intended to be presented at our 2023 Annual Meeting must be received by us not later than December 27, 2022 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Annual Report on Form 10‑K is also available at https://investors.impelnp.com/investor-resources/contact-irfinancial-information/sec-filings.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10‑K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10‑K and proxy materials, including the Notice of Internet Availability. A single Notice of internet Availability and, if applicable, a single set of Annual Report on Form 10‑K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, Annual Report on Form 10‑K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, Annual Report on Form 10‑K and other proxy materials, you may write our Corporate Secretary at Impel Pharmaceuticals Inc., 201 Elliot Avenue, Suite 260, Seattle, WA 98119, Attn: Corporate Secretary, submit a request on our website at https://investors.impelnp.com/investor-resources/contact-ir or contact Edgar Cale at (267) 866-0297.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10‑K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

P.o. Box 8016, cary, nc 27512-9903 your vote is important! Please vote by: internet go to: www.proxypush.com/impl• cast your vote online • have your proxy card ready • follow the simple instructions to record your vote phone call 1-866-650-3082 • use any touch-tone telephone • have your proxy card ready • follow the simple recorded instructions mail • mark, sign and date your proxy card • fold and return your proxy card in the postage-paid Envelope provided you must register to attend the meeting online and/or Participate atwww.proxydocs.com/impl impel pharmaceuticals inc. Annual meeting of stockholders for stockholders of record as of april 18, 2022 time: thursday, june 16, 2022 10:00 am, pacific time Place: annual meeting to be held live via the internet - please visit Www.proxydocs.com/impl for more details this proxy is being solicited on behalf of the board of directors the undersigned hereby appoints adrian adams and john leaman (the "named proxies"), and each or either of them, as the true and lawful attorneys Of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of impel Pharmaceuticals inc. Which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such Other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to Vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The shares represented by this proxy will be voted as directed or, if no direction is given, shares will be voted Identical to the board of directors recommendation. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or Postponement thereof. You are encouraged to specify your choice by marking the appropriate box (see reverse side) but you need not mark any box if you wish to vote in Accordance with the board of directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return This card. Please be sure to sign and date this proxy card and mark on the reverse side

Impel pharmaceuticals inc. Annual meeting of stockholders please make your marks like this: the board of directors recommends a vote: for on proposals 1 and 2 proposal 1. To elect the two nominees for class i director named in the accompanying proxy statement each recommends to serve a three-year term until the 2025 annual meeting of stockholders and until a successor has been elected and qualified or until earlier resignation or removal. Your vote board of directors recommends 1.01 h. Stewart parker 1.02 mahendra g. Shah, ph.d. For withhold for for for 2. To ratify the appointment of ernst & young llp as our independent registered public accounting firm for our fiscal year ended december 31, 2022. 3 to conduct any other business as may properly come before the annual meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/impl authorized signatures - must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy/vote form. Signature (and title if applicable) date signature (if held jointly) date abstain against for